                          INVESTMENT ADVISORY AGREEMENT

     OPTIMUM INVESTMENT ADVISORS, L.P., a registered investment adviser (the "Adviser"), a limited partnership organized under the laws of the State of Illinois and having its principal office and place of business in Chicago, Illinois (the "Adviser"), and UNIVERSAL CAPITAL INVESTMENT TRUST, a Massachusetts business trust registered as an open-end management investment company under the Investment Company Act of 1940 (the "1940 Act") and having its principal office and place of business in Chicago, Illinois (the "Trust"), hereby agree as follows:


     1.   APPOINTMENT OF ADVISER.

          (a) Initial Fund. The Trust appoints the Adviser to act as manager and investment adviser to Universal Capital Growth Fund (the "Fund"), a series of the Trust, for the period and on the terms herein set forth. The Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

          (b) Additional Funds. If the Trust establishes one or more series of shares other than the Fund with respect to which it wishes to retain the Adviser to render management and investment advisory services hereunder, it shall notify the Adviser in writing, indicating the advisory fee which will be payable with respect to the additional series of shares. If the Adviser is willing to render such services, it shall notify the Trust in writing, whereupon such series of shares shall become a Fund hereunder.


     2.   DUTIES OF ADVISER.

     The Adviser, at its own expense, shall furnish the following services and facilities to the Trust:

          (a) Investment Program. The Adviser will (i) furnish continuously an investment program of the Fund, (ii) determine (subject to the overall supervision and review of the Board of Trustees of the Trust (the "Trustees")) what investments shall be purchased, held, sold or exchanged by the Fund and what portion, if any, of the assets of the Fund shall be held uninvested, and (iii) make changes on behalf of the Trust in the investments of the Fund. The Adviser will also manage, supervise and conduct the other affairs and business of the Trust and the Fund and matters incidental thereto, subject always to the control of the Trustees and to the provisions of the Declaration of Trust and Bylaws and the 1940 Act.

          (b) Office Space and Facilities. The Adviser shall furnish the Trust office space in the offices of the Adviser, or in such other place or places as may be agreed upon from time to time, and all necessary office facilities, simple business equipment, supplies, utilities, and telephone service for managing the affairs and investments of the Trust. These services are exclusive of the necessary services and records of any dividend disbursing agent, transfer agent, registrar, custodian or fund accounting agent.

          (c) Personnel. The Adviser shall provide all necessary executive and clerical personnel for administering the affairs of the Trust and shall compensate the Trustees and all personnel and officers of the Trust if such persons are also employees of the Adviser or its affiliates, except as provided in Paragraph 3(g) hereof.

          (d) Portfolio Transactions. The Adviser shall place all orders for the purchase and sale of portfolio securities for the account of the Fund with brokers or dealers selected by the Adviser, although the Fund will pay the actual brokerage commissions on portfolio transactions in accordance with Paragraph 3(d). In executing portfolio transactions and selecting brokers or dealers, the Adviser will use its best efforts to seek on behalf of the Trust or the Fund the best overall terms available for any transaction. The Adviser shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any (for the specific transaction and on a continuing basis).

               To the extent contemplated by the Trust's registration statement under the 1933 Act, in evaluating the best overall terms available, and in selecting the broker or dealer to execute a particular transaction, the Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Fund and/or other accounts over which the Adviser or an affiliate of the Adviser exercises investment discretion. Consistent with the Rules of Fair Practice of the National Association of Securities Dealers, Inc. and subject to seeking the most favorable combination of net price and execution available, the Adviser may consider sales of shares of a Fund as a factor in the selection of broker-dealers to execute portfolio transactions for the Fund. The Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of that particular transaction or in terms of all of the accounts over which investment discretion is so exercised.

               The Adviser (or an affiliate of the Adviser) may act as broker for Trust in connection with the purchase or sale of securities by or to Trust if and to the extent permitted by procedures adopted from time to time by the Trustees. Such brokerage services are not within the scope of the duties of the Adviser under this agreement, and, within the limits permitted by law and the Trustees, the Adviser (or an affiliate of the Adviser) may receive brokerage commissions, fees or other remuneration from Trust for such services in addition to its fee for services as Adviser.

          (e) Other Services. Within the limits permitted by law, the Adviser may receive compensation from the Trust for other services performed by it for the Trust which are not within the scope of the duties of the Adviser under this agreement.


     3.   ALLOCATION OF EXPENSES.

     Except for the services and facilities to be provided by the Adviser as set forth in Paragraph 2 above, the Trust assumes and shall pay all expenses for all other Trust operations and activities and shall reimburse the Adviser for any such expenses incurred by the Adviser. The expenses to be borne by the Trust shall include, without limitation:

          (a) the charges and expenses of any registrar, stock transfer or dividend disbursing agent, custodian or depository appointed by the Trust for the safekeeping of its cash, portfolio securities and other property or agent performing fund accounting services;

          (b) payments under the Trust's distribution plan or plans adopted pursuant to rule 12b-1 under the 1940 Act;

          (c) the charges and expenses of independent auditors;

          (d) brokerage commissions and any other costs incurred for transactions in the portfolio securities of the Trust;

          (e) all taxes, including issuance and transfer taxes, and corporate fees payable by the Trust to Federal, state or other governmental agencies;

          (f) the cost of stock certificates (if any) representing shares of the Trust;

          (g) expenses involved in registering and maintaining registrations of the Trust and of its shares with the Securities and Exchange Commission and various states and other jurisdictions, including reimbursements of actual expenses incurred by the Adviser in performing such functions for the Trust and including compensation of employees of the Adviser in proportion to the time spent on such matters;

          (h) all expenses of shareholders' and Trustees' meetings, including meetings of committees and of preparing, printing and mailing proxy statements, quarterly reports, semi-annual reports, annual reports and other communications to shareholders (but not expenses of printing and mailing any such documents used for promotional purposes);

          (i) all expenses of preparing and setting in type prospectuses, and expenses of printing and mailing the same to shareholders (but not expenses of printing and mailing of prospectuses and literature used for promotional purposes);

          (j) compensation and travel expenses of Trustees who are not "interested persons" within the meaning of the 1940 Act;

          (k) the expense of furnishing, or causing to be furnished, to each shareholder a statement of the shareholder's account, including the expense of mailing;

          (l) charges and expenses of legal counsel in connection with matters relating to the Trust, including, without limitation, legal services rendered in connection with the Trust's corporate and financial structure and relations with its shareholders, issuance of Trust shares and registration and qualification of securities under Federal, state and other laws;

          (m) the expenses of attendance at professional meetings of organizations such as the Investment Company Institute by the Trustees and officers of the Trust, and the membership or association dues of such organizations;

          (n) the cost and expense of maintaining the books and records of the Trust, including general ledger accounting;

          (o) the expense of obtaining and maintaining insurance including a fidelity bond as required by Section 17(g) of the 1940 Act;

          (p) interest payable on Trust borrowings; and

          (q) postage.


     4.   ADVISORY FEE.

          (a) For the services and facilities to be provided to the Fund by the Adviser as provided in Paragraph 2 hereof, the Trust shall pay the Adviser a monthly fee with respect to the Fund as soon as practical after the last day of each calendar month, which fee shall be paid at the rate set forth below based upon the Monthly Average

          Net Assets (as defined in subparagraph (c) below) of the Fund for such calendar month:


                              ADVISORY FEE SCHEDULE

          Monthly Average                                   Monthly
          Net Assets                                        Fee Rate
          ---------------                                   -------------
          Up to and including $250 million                  1/12 of 1.00%

          Over $250 million                                 1/12 of .75%

          (b) In the case of termination of this Agreement during any calendar month, the fee for that month shall be reduced proportionately based upon the number of calendar days during which it is in effect and the fee shall be computed upon the average net assets of the Fund for the business days during which it is so in effect.

          (c) The "Monthly Average Net Assets" of the Fund for any calendar month shall be equal to the quotient produced by dividing (i) the sum of the net assets of the Fund, determined in accordance with procedures established from time to time by or under the direction of the Trustees in accordance with the Agreement and Declaration of Trust of the Trust, as of the close of business on each day during such month that the Fund was open for business, by (ii) the number of such days.

     5.   EXPENSE LIMITATION.

     The Adviser agrees that for any fiscal year of the Trust during which the total of all expenses of the Fund (including investment advisory fees under this agreement, but excluding interest, portfolio brokerage commissions and expenses, taxes and extraordinary items) exceeds the lowest expense limitation imposed in any state in which the Fund is then making sales of its shares or in which its shares are then qualified for sale, the Adviser will reimburse the Fund for such expenses not otherwise excluded from reimbursement by this Paragraph 5 to the extent that they exceed such expense limitation.

     6.   TRUST TRANSACTIONS.

     The Adviser agrees that neither it nor any of its officers or directors will take any long or short position in the shares of the Trust; provided, however, that such prohibition:

          (a) shall not prevent the Adviser from purchasing shares of the Trust if orders to purchase such shares are placed upon the receipt by the Adviser of purchase orders for such shares and are not in excess of such purchase orders received by the Adviser; and

          (b) shall not prevent the purchase of shares of the Trust by any of the persons above described for their account and for investment.

     7.   RELATIONS WITH TRUST.

     Subject to and in accordance with the Agreement and Declaration of Trust and Bylaws of the Trust and the Articles of Incorporation and Bylaws of the Adviser, respectively, it is understood that the Trustees, officers, agents and shareholders of the Trust are or may be interested in the Adviser (or any successor thereof) as directors, officers, or otherwise, that directors, officers, agents and shareholders of the Adviser are or may be interested in the Trust as Trustees, officers, shareholders or otherwise, and that the effect of any such adverse interests shall be governed by the Agreement and Declaration of Trust, Articles of Incorporation and Bylaws.

     8.   LIABILITY OF ADVISER AND OFFICERS AND TRUSTEES OF THE TRUST

     No provision of this Agreement shall be deemed to protect the Adviser against any liability to the Trust or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations and duties under this Agreement. Nor shall any provision hereof be deemed to protect any Trustee or officer of the Trust against any such liability to which he might otherwise be subject by reason of any willful misfeasance, bad faith, gross negligence or reckless disregard of his obligations and duties. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise the remainder of this Agreement shall not be affected thereby.

     9.   DURATION AND TERMINATION OF THIS AGREEMENT.

          (a) Duration. This Agreement shall become effective on the date hereof. Unless terminated as herein provided, this Agreement shall remain in full force and effect until March 31, 2001 and shall continue in full force and effect for successive periods of one year thereafter so long as such continuance is approved at least annually
          (i) by either the Trustees or by vote of a majority of the outstanding voting shares (as defined in the 1940 Act) of the Fund, and (ii) in either event by the vote of a majority of the Trustees who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

               Any approval of this Agreement by the holders of a majority of the outstanding shares (as defined in the 1940 Act) of the Fund shall be effective to continue this Agreement notwithstanding that this Agreement has not been approved by the vote of a majority of the outstanding shares of the Trust, unless such approval shall be required by any other applicable law or otherwise.

          (b) Termination. This Agreement may be terminated at any time, without payment of any penalty, by vote of the Trustees or by vote of a majority of the outstanding shares (as defined in the 1940 Act) of the Fund, or by the Adviser on sixty (60) days' written notice to the other party.

          (c) Automatic Termination. This Agreement shall automatically and immediately terminate in the event of its assignment.

     10.  SERVICES NOT EXCLUSIVE.

     The services of the Adviser to the Trust hereunder are not to be deemed exclusive, and the Adviser shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

     11.  LIMITATION OF LIABILITY.

     The obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but shall bind only the assets and property of the Trust as provided in the Agreement and Declaration of Trust of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees and shareholders of the Trust and signed by an authorized officer of the Trust, acting as such, and neither such authorization by the Trustees and shareholders nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Trust as provided in its Declaration of Trust.

     IN WITNESS WHEREOF, this Investment Advisory Agreement has been executed for the Adviser and the Trust by their duly authorized officers, as of the 17th day of August, 2000.

                                   OPTIMUM INVESTMENT ADVISORS, L.P.


                                   By: _____________________________________




                                   UNIVERSAL CAPITAL INVESTMENT TRUST


                                   By: _____________________________________
                                       Andrew J. Goodwin, President

                            ADMINISTRATION AGREEMENT


     THIS AGREEMENT is made as of this 1st day of August, 2000, by and between Optimum Investment Advisors, L.P., an Illinois limited partnership (the "Adviser"), and Sunstone Financial Group, Inc., a Wisconsin corporation ("Sunstone").

     WHEREAS, Universal Capital Investment Trust, a Massachusetts business trust (the "Trust") is an open-end investment company registered under the Investment Company Act of 1940, as amended (the "Act") currently consisting of one investment portfolio: the Universal Capital Growth Fund (the "Fund");

     WHEREAS, pursuant to an Investment Advisory Agreement, the Adviser serves as the manager and investment adviser for the Fund;

     WHEREAS, pursuant to the Investment Advisory Agreement, the Adviser, at its own expense, furnishes the following services and facilities to the Trust: The Adviser (i) furnishes continuously an investment program of the Fund, (ii) determines (subject to the overall supervision and review of the Board of Trustees of the Trust (the "Trustees")) what investments shall be purchased, held, sold or exchanged by the Fund and what portion, if any, of the assets of the Fund shall be held uninvested, and (iii) makes changes on behalf of the Trust in the investments of the Fund. The Adviser also manages, supervises, and conducts the other affairs and business of the Trust and the Fund and matters incidental thereto, subject always to the control of the Trustees and to the provisions of the Declaration of Trust and Bylaws and the Act. The Adviser furnishes the Trust office space in the offices of the Adviser, or in such other place or places as may be agreed upon from time to time, and all necessary office facilities, simple business equipment, supplies, utilities, and telephone service for managing the affairs and investments of the Trust. These services are exclusive of the necessary services and records of any dividend disbursing agent, transfer agent, registrar, custodian or fund accounting agent; and

     WHEREAS, the Adviser and Sunstone desire to enter into an agreement pursuant to which Sunstone shall provide on behalf of the Adviser certain administration services for the Fund.

     NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.   APPOINTMENT

     The Adviser hereby appoints Sunstone as administrator for the Fund for the period and on the terms set forth in this Agreement. Sunstone accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

2.       SERVICES AS ADMINISTRATOR

     (a) Subject to the direction and control of the Adviser and utilizing information provided or caused to be provided by the Adviser and its agents, Sunstone will: (1) provide office space, facilities, equipment and personnel to carry out its services hereunder; (2) compile data for, prepare and file with respect to the Fund Notices to the Securities and Exchange Commission (the "Commission") required pursuant to Rule 24f-2 under the Act and Semi-Annual Reports on Form N-SAR; (3) prepare for execution by the Trust and file all federal income and excise tax returns and state income tax returns (and such other required tax filings as may be agreed to by the parties) other than those required to be made by the Trust's custodian or transfer agent, subject to review and approval of the Trust and the Trust's independent accountants; (4) prepare the financial statements for the Annual and Semi-Annual Reports required pursuant to Section 30(d) under the Act; (5) prepare, with the assistance of the Trust's legal counsel, the Registration Statement for the Trust (on Form N-1A or any replacement therefor) and any amendments thereto; (6) determine and periodically monitor the Fund's expense accruals and cause all appropriate expenses to be paid from Trust assets on proper authorization from the Trust;
(7) monitor the amount of the Trust's fidelity bond required by the Act and make the necessary Commission filings related thereto; (8) from time to time as Sunstone deems appropriate, check the Fund's compliance with the policies and limitations of the Fund relating to the portfolio investments as set forth in the Prospectus and Statement of Additional Information and monitor the Fund's status as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (but these functions shall not relieve the Trust's investment adviser and sub-advisers, if any, of their primary day-to-day responsibility for assuring such compliance); (9) maintain, and/or coordinate with the other service providers the maintenance of, the accounts, books and other documents required pursuant to Rule 31a-1(a) and (b) under the Act; (10) prepare and/or file all documents to be filed with states to register and maintain the Fund's securities registration, including, without limitation, sales reports, updated prospectuses, Form U-1s; (11) develop with legal counsel and the secretary of the Trust, and the Adviser, an agenda for each board meeting and, if requested by the Trustees, attend board meetings and prepare minutes; (12) coordinate the preparation of other matters required to be reported to the board, including, without limitation, details of Rule 12b-1 payments, code of ethics compliance and broker commissions; (13) prepare
Form 1099s for trustees and other fund vendors; (14) calculate dividend and capital gains distributions, subject to review and approval by the Trust and its independent accountants; and (15) generally assist in the Trust's administrative operations as mutually agreed to by the parties. The duties of Sunstone shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against Sunstone hereunder.

     (b) The Adviser shall cause the officers, adviser, legal counsel, independent accountants and custodian for the Fund to cooperate with Sunstone and to provide Sunstone, upon request, with such information, documents and advice relating to the Fund and the Trust as is within the possession or knowledge of such persons, in order to enable Sunstone to perform its duties hereunder. In connection with its duties hereunder, Sunstone shall be entitled to rely, and shall be held harmless by the Adviser when acting in reliance, upon the instruction, advice, information or any documents relating to the Fund provided to Sunstone by a representative of the Adviser or the Trust or by any of the aforementioned persons. Fees charged by such persons shall be an expense of the Adviser. Sunstone shall be entitled to rely on any document which it reasonably believes to be genuine and to have been signed or presented by the proper party. Sunstone shall not be held to have notice of any change of authority of any officer, agent, representative or employee of the Adviser or the Trust until receipt of written notice thereof from the Adviser or the Trust.

     (c) In compliance with the requirements of Rule 31a-3 under the Act, Sunstone hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. Subject to the terms of Section 6, Sunstone further agrees to preserve for the periods prescribed by Rule 31a-2 under the Act the records described in (a) above which are maintained by Sunstone on behalf of the Trust.

     (d) The Trust's Board of Trustees and the Adviser have and retain primary responsibility for all compliance matters relating to the Fund including but not limited to compliance with the Act, the Internal Revenue Code of 1986, as amended, and the policies and limitations of the Fund relating to the portfolio investments as set forth in the Trust's Registration Statement, as may be amended from time to time.

3.   FEES; DELEGATION; EXPENSES

     (a) In consideration of the services rendered pursuant to this Agreement, the Adviser will pay Sunstone a fee, computed daily and payable monthly, as provided in Schedule A hereto, plus out-of-pocket expenses. Out-of-pocket expenses include, but are not limited to, travel, lodging and meals in connection with travel on behalf of the Adviser or the Trust, programming and related expenses (previously incurred or to be incurred by Sunstone) in connection with providing electronic transmission of data between Sunstone and the Fund's other service providers, brokers, dealers and depositories, fees and expenses of pricing services, and photocopying, postage and overnight delivery expenses.

     (b) For the purpose of determining fees payable to Sunstone, net asset value shall be computed in accordance with the Trust's Prospectuses and resolutions of the Trust's Board of Trustees. The fee for the period from the day of the month this Agreement is entered into until the end of that month shall be pro-rated according to the proportion which such period bears to the full monthly period. Upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be pro-rated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement. Should the Trust be liquidated, merged with or acquired by another fund or investment company, any accrued fees shall be immediately payable.

4.   PROPRIETARY AND CONFIDENTIAL INFORMATION

     Sunstone agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Trust all records relative to the Fund and prior, present or potential shareholders of the Trust (and clients of said shareholders), and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Adviser, which approval may not be withheld where Sunstone may be exposed to civil or criminal proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, when subject to governmental or regulatory audit or investigation, or when so requested by the Trust or the Adviser. Records and information which has become known to the public through no wrongful act of Sunstone or any of its employees, agents or representatives shall not be subject to this paragraph.

5.   REPRESENTATIONS

     The Adviser represents (i) that it is empowered under applicable laws, its Partnership Agreement, and all other relevant documents and agreements, to enter into and perform this Agreement, (ii) that all requisite proceedings have been taken by it and the Trust to authorize it to enter into and perform this Agreement.


6.   LIMITATION OF LIABILITY

     (a) Sunstone shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except for a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Furthermore, Sunstone shall not be liable for any action taken or omitted to be taken in accordance with instructions received by Sunstone or from an officer or representative of the Trust or the Adviser or any of those persons identified in Section 2(b).

     (b) Sunstone assumes no responsibility hereunder, and shall not be liable, for any damage, loss of data, errors, delay or any other loss whatsoever caused by events beyond its reasonable control. Sunstone will, however, take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond Sunstone's control.

7.   TERM

     (a) This Agreement shall become effective as of the date hereof and, unless terminated as provided herein, shall continue in effect until July 31, 2001. Thereafter, if not terminated as provided herein, this Agreement shall continue automatically in for successive annual periods.

     (b) This Agreement may be terminated without penalty (i) upon mutual consent of the parties, or (ii) by either party upon not less than sixty (60) days' written notice to the other party (which notice may be waived by the party entitled to the notice). This Agreement shall also terminate immediately upon the termination of the Interim Investment Advisory Agreement between the Adviser and the Trust, unless the Interim Investment Advisory Agreement is immediately succeeded by a new Investment Advisory Agreement between the Adviser and the Trust, in which case, this Agreement shall terminate immediately upon the termination of the new Investment Advisory Agreement. The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the parties. This Agreement shall not be assignable by either party without the written consent of the other party except that Sunstone may assign this Agreement to an affiliate with advance written notice to the Adviser.

     (c) Notwithstanding anything herein to the contrary, upon the termination of this Agreement or the liquidation of the Trust, Sunstone shall deliver the records of the Trust to the Adviser or person(s) designated by the Adviser and thereafter the Adviser or its designee shall be solely responsible for preserving the records for the periods required by all applicable laws, rules and regulations. In addition, in the event of termination of this Agreement, or the proposed liquidation or merger of the Trust, and the Adviser requests Sunstone to provide services in connection therewith, Sunstone shall provide such services and be entitled to such compensation as the parties may mutually agree.

8.   NON-EXCLUSIVITY

     The services of Sunstone hereunder are not deemed to be exclusive. Sunstone may render such services and any other services to others, including other advisers, administrators and investment companies. The Adviser recognizes that from time to time directors, officers and employees of Sunstone may serve as trustees, directors, officers and employees of other entities (including other investment companies), that such other entities may include the name of Sunstone as part of their name and that Sunstone or its affiliates may enter into administration or other agreements with such other entities.

9.   GOVERNING LAW; INVALIDITY

     This Agreement shall be governed by Wisconsin law. To the extent that the applicable laws of the State of Wisconsin, or any of the provisions herein, conflict with the applicable provisions of the Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the Act or any rule or order of the Commission thereunder. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.  NOTICES

     Any notice required or to be permitted to be given by either party to the other shall be in writing and shall be deemed to have been given when sent by registered or certified mail, postage prepaid, return receipt requested, as follows: Notice to Sunstone shall be sent to Sunstone Financial Group, Inc., 207 East Buffalo Street, Suite 400, Milwaukee, WI, 53202, Attention Miriam M. Allison, and notice to the Adviser shall be sent to Optimum Investment Advisors, L.P., 100 South Wacker Drive, Suite 2100, Chicago, Illinois 60606-4002,
Attention: Andrew J. Goodwin III.

11.  COUNTERPARTS

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original agreement but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer as of the day and year first above written.



                                 OPTIMUM INVESTMENT ADVISORS, L.P.
                                 (the "Adviser")


                                 By:__________________________________________
                                    President



                                 SUNSTONE FINANCIAL GROUP, INC.
                                 ("Sunstone")


                                 By:__________________________________________
                                    President

                                   SCHEDULE A
                                     TO THE
                            ADMINISTRATION AGREEMENT
                                 BY AND BETWEEN
                        OPTIMUM INVESTMENT ADVISERS, L.P.
                                       AND
                         SUNSTONE FINANCIAL GROUP, INC.

                                                                                                          MINIMUM
NAME OF FUND                         AVERAGE NET ASSETS                           ANNUAL FEES             ANNUAL
------------                         ------------------                           -----------             -------
Universal Capital
Growth Fund                      Up to $50 Million                            17.0   basis points         ******
                                 Over $50 Million to $100 Million             10.0   basis points
                                 Over $100 Million                             5.0   basis points


The annual fees are subject to an annual minimum fee of $45,000. The minimum annual fee is subject to an automatic annual escalation of 5% beginning at the end of the third year of this Agreement and each year thereafter. Sunstone will notify the Adviser of each such escalation but no amendment of this Schedule A shall be required. The Adviser shall pay/reimburse Sunstone's out-of-pocket expenses as described in the Agreement. The foregoing fee schedule assumes a single class of shares for the Fund. If additional investment portfolios or classes are added, the terms, services and fees will be separately negotiated.



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